                                                                      EXHIBIT 11

FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited

                                                                                Three Months Ended
                                                                                    March 31,
                                                                          -----------------------------
                                                                             1995               1994
                                                                          ----------         ----------
Primary earnings per share
 Earnings per share numerator:
  After tax earnings                                                      $   29,113         $    9,045
  Preferred stock dividends                                                   (1,641)            (3,042)
                                                                          ----------         ----------
  After tax earnings for per share computation                                27,472              6,003
  Loss on early extinguishment of debt, after tax                               (172)                -
  Cumulative effect of accounting change-
    purchased mortgage servicing, after tax                                       -             (44,296)
                                                                          ----------         ----------
  Net income (loss) for per share computation                             $   27,300         $  (38,293)
                                                                          ==========         ==========
 Earnings per share denominator:
  Average common shares outstanding                                            8,369              9,354
  Dilution for options, warrants and performance shares                          481                568
                                                                          ----------         ----------
  Shares for per share computation                                             8,850              9,922
                                                                          ==========         ==========
 Per share earnings :
  After tax earnings                                                      $     3.10         $      .60
  Net income (loss)                                                             3.08              (3.86)
Fully diluted earnings per share
 Earnings per share numerator:
  After tax earnings                                                      $   29,113         $    9,045
  Preferred stock dividends, if applicable                                        -              (3,042)
                                                                          ----------         ----------
  After tax earnings for per share computation                                29,113              6,003
  Loss on early extinguishment of debt, after tax                               (172)                -
  Cumulative effect of accounting change-
    purchased mortgage servicing, after tax                                       -             (44,296)
                                                                          ----------         ----------
  Net income (loss) for per share computation                             $   28,941         $  (38,293)
                                                                          ==========         ==========
 Earnings per share denominator:
  Average common shares outstanding                                            8,369              9,354
  Dilution for options, warrants and performance shares                          481                568
  Dilution for preferred stock                                                 1,040                 -
                                                                          ----------         ----------
  Shares for per share computation                                             9,890              9,922
                                                                          ==========         ==========
 Per share earnings :
  After tax earnings                                                      $     2.94         $      .60
  Net income (loss)                                                             2.93              (3.86)

NOTE: The Voting Preferred Stock Series D is not a common stock equivalent.